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                                                                    EXHIBIT 23.3

The Board of Directors
Allied Holdings, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/  KPMG Peat Marwick LLP

Miami, Florida
October 23, 1997